PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated October 25, 2004)               REGISTRATION NO. 333-96069



                               [GRAPHIC OMITTED]




                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet Infrastructure HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                                        Trading
      Name of Company (1)                  Ticker     Share Amounts     Market
-------------------------------------    ---------    -------------   ---------
 Akamai Technologies Inc.                   AKAM           3           NASDAQ
 BEA Systems, Inc.                          BEAS          10           NASDAQ
 BroadVision, Inc.                          BVSN           1           NASDAQ
 E.Piphany Inc.                             EPNY          1.5          NASDAQ
 InfoSpace, Inc.                            INSP          0.8          NASDAQ
 InterNAP Network Services Corporation       IIP           5            AMEX
 Kana Software, Inc.                        KANA          0.2          NASDAQ
 NaviSite, Inc.                             NAVI        0.1333         NASDAQ
 Openwave Systems Inc.                      OPWV       1.073667        NASDAQ
 RealNetworks, Inc.                         RNWK           6           NASDAQ
 VeriSign, Inc.                             VRSN         6.15          NASDAQ
 Vignette Corporation                       VIGN          0.6          NASDAQ
 Vitria Technology, Inc.                    VITR           1           NASDAQ

         (1) Effective June 29, 2005, Portal Software Inc. (NASDAQ: "PRSF.PK"), a component of the Internet Infrastructure HOLDRS Trust, was delisted from trading on The Nasdaq National Stock Market. As a result, Portal Software Inc. will no longer be an underlying constituent of Internet Infrastructure HOLDRS. On July 14, 2005, The Bank of New York distributed 0.012 Portal Software Inc. shares per 100 shares round lot of Internet Infrastructure HOLDRS.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2005.